UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 28, 2020

GlycoMimetics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36177	06-1686563
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9708 Medical Center Drive

Rockville, MD 20850

(Address of principal executive offices, including zip code)

(240) 243-1201

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	GLYC	The Nasdaq Stock Market

Indícate by check mark whether the registrant is an emerging growth Company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter)  or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging Growth  Company ☐

If an emerging growth company,  indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02  Results of Operations and Financial Condition.

On February 28, 2020, GlycoMimetics, Inc. (the “Registrant” or the “Company”) issued a press release announcing its financial results for the fourth quarter and year ended December 31, 2019. A copy of this press release is furnished herewith as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

In accordance with General Instruction B.2. of Form 8-K, the information in this Item 2.02, and Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any of the Registrant’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any incorporation language in such a filing, except as expressly set forth by specific reference in such a filing.

Item 8.01  Other Events.

On January 22, 2019, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) adopted the GlycoMimetics, Inc. Inducement Plan (the “Inducement Plan”). The Compensation Committee also adopted a form of stock option grant notice and stock option agreement (the “Related Agreements”) for use with the Inducement Plan. A total of 500,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) have been reserved for issuance under the Inducement Plan, subject to adjustment for stock dividends, stock splits, or other changes in the Company’s Common Stock or capital structure.

The purpose of the Inducement Plan is to secure and retain the services of eligible employees, to provide incentives for such eligible employees to exert maximum efforts for the success of the Company, and to provide such eligible employees an opportunity to benefit from increases in value of the Company’s Common Stock through the granting of certain stock awards. The Inducement Plan was approved by the Compensation Committee without stockholder approval pursuant to Nasdaq Stock Market Listing Rule 5635(c)(4), and is to be utilized exclusively for the grant of stock awards to individuals who were not previously an employee or non-employee director of the Company (or following a bona fide period of non-employment with the Company) as an inducement material to such individual’s entry into employment with the Company, within the meaning of Nasdaq Listing Rule 5635(c)(4).

The Inducement Plan will be administered by the Compensation Committee.  Stock awards under the Inducement Plan may only be granted by: (i) the Compensation Committee, (ii) another committee of the Board composed solely of at least a majority of the members of the Board who meet the requirements for independence under the Nasdaq Stock Market Listing Rules (“Independent Directors”), or (iii) at the Board level by at least a majority of the Independent Directors, with non-Independent Directors abstaining (the foregoing subsections (i), (ii) and (iii) are collectively referred to as the “Committee”).

The Committee may choose to grant (i)  nonstatutory stock options, (ii) stock appreciation rights, (iii) restricted stock awards, (iv) restricted stock unit awards, and (v) other stock awards to eligible recipients, with each grant to be evidenced by an award agreement setting forth the terms and conditions of the grant as determined by the Committee in accordance with the terms of the Inducement Plan.

The foregoing description of the Inducement Plan and Related Agreements is not complete and is qualified in its entirety by reference to the text of the Inducement Plan and Related Agreements, which are filed as Exhibits 10.21 and 10.22, respectively, to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2020.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Exhibit Description
99.1	Press Release, dated February 28, 2020, “GlycoMimetics Reports Highlights and Financial Results for Fourth Quarter and Year-end 2019”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLYCOMIMETICS, INC.

	By:	/s/ Brian M. Hahn
Date: February 28, 2020		Brian M. Hahn Chief Financial Officer and Senior Vice President

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